Exhibit 99.1

Plymouth Board Exploring Strategic Alternatives to Reduce Indebtedness and Enhance Stockholder Value

BOSTON, Mass. June 3, 2015 – Plymouth Industrial REIT, Inc. (the “Company”) today announced that its Board of Directors is exploring strategic alternatives to enhance stockholder value. Such review will include (among other alternatives): a sale, merger, acquisition or other form of business combination; sale or acquisition of assets; or a debt or equity recapitalization. The Company has not made a decision to pursue any specific strategic transaction or any other strategic alternative. While the Board conducts its process, the Company remains 100% focused on managing its properties. There can be no assurance that the Board’s process will result in any specific action, and the Company does not intend to disclosure further developments unless and until its Board approves a specific action or otherwise concludes the review of strategic alternatives. The Board has retained Houlihan Lokey Capital, Inc. as its financial advisor to assist in its evaluation of strategic alternatives.

Forward Looking Statements

This press release contains forward looking statements, which are based upon current expectations, involve a number of risks and uncertainties and are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Those forward-looking statements included all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company, including, without limitation, all statements regarding the Board of Directors review of strategic alternatives. Those forward-looking statements are subject to certain risks and uncertainties, including, but not limited to, those discussed from time to time in our reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any such forward-looking statements.

About Plymouth

Plymouth Industrial REIT is a full service, vertically integrated, self-administered and self-managed Maryland corporation focused on the acquisition and management of single and multi-tenant Class B industrial properties, primarily located in secondary and select primary markets across the Eastern half of the U.S. and Texas. The Company conducts business through an UPREIT structure in which its properties are owned by Plymouth Industrial OP, LP, a Delaware limited partnership (the “operating partnership”), directly or through wholly-owned subsidiaries of the operating partnership.

Contact:	Tod Perry 617-340-3814